Exhibit 7 -- Specimen Share Certificate


                           SPECIMEN SHARE CERTIFICATE
                           --------------------------

                             SANDY CREEK CORPORATION
                   (artwork The Bird That Lays the Golden Egg)
NUMBER                                                                    SHARES
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                       AUTHORIZED 10,000,000 COMMON SHARES
                    See Reverse Side for Certain Definitions
                                CUSIP 800302 10 1


This Certifies That_____________________________________________________________

is the owner of ________________________________________________________________

                 fully paid and non-assessable Common Shares of

                             SANDY CREEK CORPORATION

Transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon the surrender of the Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of th4e Company to be duly affixed hereto.

This Certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

Dated:

____________________________         (seal)         ____________________________
                  Secretary                         President